UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2020

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2361 McGaw Avenue

Irvine, California 92614

(Address of principal executive offices)

(949) 769-3200

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PDEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement

Commercial Real Estate Purchase

On September 2, 2020, Pro-Dex, Inc. (“Pro-Dex” or the “Company”) and 14401 Franklin, LLC (“Seller”) executed a Standard Offer, Agreement and Escrow Instructions For Purchase of Real Estate, dated September 1, 2020 (the “Purchase Agreement”), for the purchase by the Company from Seller of an approximate 25,230 square foot industrial building located at 14401 Franklin Avenue, Tustin, CA 92780. The aggregate purchase price is $6,509,340.  The Company made the initial deposit in the amount of $75,000 on September 3, 2020.  Pursuant to the terms of the Purchase Agreement, the Company has 30 days to obtain financing of up to 90% of the purchase price.  The deposit is refundable to the Company during the up to 30-day due diligence period. The Company plans to use this facility to expand its operations to satisfy requirements of its expected future growth.

The Purchase Agreement contains contingencies to close, representations, warranties, covenants, and closing conditions customary for a transaction of this type.

A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Current Report.  The above description is qualified in its entirety by reference to the complete text of the Purchase Agreement.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties, and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including, among others, being qualified by disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  Rather, investors and the public should look to the disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This Current Report contains statements as to the Company’s beliefs and expectations of future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the Company’s future operations or growth and the Company’s potential acquisition of the building located at 14401 Franklin. You are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this Current Report and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019 under the heading “Item 1A—Risk Factors,” and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate dated September 1, 2020 by and between Pro-Dex, Inc. and 14401 Franklin, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2020	Pro-Dex, Inc.

	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer